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                                                                     EXHIBIT 3.1


                                    Delaware                   PAGE 1
                                  ------------
                                 The First State


        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ADVANCED RADIO TELECOM CORP.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2001, AT 12:30 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                          [SEAL]  /s/ Harriet Smith Windsor
                                  ---------------------------------------------
                                      Harriet Smith Windsor, Secretary of State
                                        AUTHENTICATION: 1534170

                                                  DATE: 12-31-01

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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ADVANCED RADIO TELECOM CORP.

        Advanced Radio Telecom Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby submit this Amended and Restated Certificate of Incorporation which amends and restates the Certificate of Incorporation of this Corporation, which was originally filed with the Secretary of State of the State of Delaware on August 23, 1993 under the name Advanced Radio Technologies Corp. This Amended and Restated Certificate of Incorporation is being filed in connection with the Corporation's reorganization plan, dated September 20, 2001, (as such plan may be amended, supplemented, or modified from time-to-time) (the "Reorganization Plan"), and was duly adopted pursuant to Sections 242, 245, and 303 of the General Corporation Law of the State of Delaware (the "DGCL"). The Reorganization Plan was confirmed on October 31, 2001, by the United States Bankruptcy Court for the District of Delaware. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I
                                    ---------

        The name of this Corporation is Advanced Radio Telecom Corp.

                                   ARTICLE II
                                   ----------

        The registered office of this Corporation in the State of Delaware is located at 1209 Orange Street, County of new Castle, City of Wilmington, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                   -----------

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV
                                   ----------

        The total number of shares of stock that this Corporation shall have authority to issue is 50,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(bX2) of the DGCL.

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 12:30 PM 12/27/2001
                                                            010675912 - 2348373

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                                   ARTICLE V
                                   ---------

        The holders of the shares of Common Stock shall be entitled to one (1) vote per share on all issues submitted to stockholders entitled to vote thereon. The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of title 11 of the United States Code (the "Bankruptcy Code") as in effect on the effective date of the Reorganization Plan; provided, however, that this Article V (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time-to-time may be in effect.

                                   ARTICLE VI
                                   ----------

        This Corporation shall have a perpetual existence.

                                  ARTICLE VII
                                  -----------

        In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal from time to time the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors.

                                  ARTICLE VIII
                                  ------------

        Except to the extent that the DGCL prohibits the elimination of or any limitation on, the liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to, or repeal of, this Article shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE IX
                                   ----------

1.      Indemnification.  The Corporation shall, to the maximum extent permitted
        ---------------
under the DGCL, and, except as set forth below, indemnify and, upon request, advance expenses to, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such action, suit or proceeding and any appeal therefrom, if he acted

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in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2.   Determination of Entitlement to Indemnification. Any indemnification under
     -----------------------------------------------
paragraph 1 of the Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has either met the applicable standard of conduct set forth in this Article and that the amount requested has been actually and reasonable incurred. Such determination shall be made:

     A. by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

     B. if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     C.   by the majority holders of the Common Stock.

3.   Advance of Expenses. Notwithstanding any other provisions, this Certificate
     -------------------
of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholders or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

4.   Subsequent Amendment. No amendment, termination or repeal of this Article
     --------------------
or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

5.   Other Rights. This Corporation may, to the extent authorized from time to
     ------------
time by its board of directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

6.   Merger or Consolidation. If this Corporation is merged into, or
     -----------------------
consolidated with, another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any

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action, suit, proceeding or investigation arising out of, or relating to, any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7.   Savings Clause. If this Article or any portion hereof shall be invalidated
     --------------
on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by, or in the right of, the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

8.   Scope of Article. Indemnification and advancement of expenses, as
     ----------------
authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefits of the heirs, executors and administrators of such a person.

9.   Insurance. The Corporation may purchase and maintain insurance on behalf of
     ---------
any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

                                   ARTICLE X
                                   ---------

     Subject to the limitations contained in Articles VIII and IX, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI
                                   ----------

     Elections of directors need not be by written ballot except as, and to the extent, provided in the By-Laws of the Corporation.

                                  ARTICLE XII
                                  -----------

     The books of this Corporation may, subject to any stationary requirements, be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of this Corporation.

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        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its President this 20/th/ day of December, 2001.

                                        ADVANCED RADIO TELECOM CORP.

                                        By: /s/ Thomas M. Walker
                                            -------------------------
                                            Thomas M. Walker